Exhibit 99.1

NEWS RELEASE
Contact: Bob Butter / Office: 412-820-1347 / Cell: 412-736-6186 / bbutter@tollgrade.com
TOLLGRADE TO ACQUIRE BROADBAND TEST DIVISION OF TERADYNE, INC.
Acquisition of Software, Hardware and Professional Services
Expands Global Footprint of Broadband Network Testing
PITTSBURGH, PA, May 31, 2007 – Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced that it has reached a definitive agreement to acquire the assets of the Broadband Test Division of Teradyne, Inc. (NYSE: TER).
The Teradyne Broadband Test Division will add a significant European presence of customers for which Teradyne currently provides traditional POTS and DSL testing solutions. Tollgrade will acquire substantially all the assets of this business for $12 million in cash, plus the assumption of specified liabilities, subject to adjustment for certain items. Completion of the acquisition is subject to customary closing conditions, and is expected to occur in the third quarter of 2007. Tollgrade preliminarily expects that the acquisition will be accretive to GAAP earnings per share in fiscal year 2007, and could add up to $10 million to 2007 revenues.
“In February 2006, we acquired the test system business unit of Emerson Network Power, Energy Systems, North America Inc., growing our telephony embedded base by approximately 25%. This acquisition will further expand that embedded base bringing our total worldwide metallic access lines under test to 350 million, which significantly expands our global market share of total metallic access lines under test,” said Mark B. Peterson, Tollgrade’s President and Chief Executive Officer. “Consistent with the strategy to protect our network assurance leadership while leveraging our expanded global market share, this acquisition adds volume and capability to our already strong broadband service assurance business. We look forward to serving some of the largest and most advanced service providers in Europe and discussing with them how Tollgrade’s newest technologies, when integrated into their existing test infrastructures, can help them roll-out triple-play networks and services more quickly and efficiently,” added Peterson.
Tollgrade expects to integrate these product lines and the key people who support them into its operations at its home base near Pittsburgh, in addition to maintaining international field offices required to service customers.
About Teradyne’s Broadband Test Products
The Broadband Test solutions support 160 million voice lines and 60 million DSL lines worldwide. The primary products of this business include:
■	Celerity® is a Central Office-based automated loop qualification test system that carries out narrowband measurements including insertion loss, through the existing voice switch test access to accurately pre-qualify lines in mass-volume for broadband DSL service. The Celerity system performs scheduled and real-time qualification tests
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399 / Fax: 412-820-1530
Telco Support: 800-777-5405 / Cable Support (TAC): 941-373-6850 or 888-486-3510
www.tollgrade.com

to identify faults, load coils, loop length and loss, plus minimum guaranteed speed of each line. Celerity testing detects the presence of line treatment or termination equipment, i.e. DLC, DAML and PBX, enabling it to distinguish DSL-ready POTS lines from loops with equipment and services that prohibit DSL.

■	The 4TEL® product line builds on the established copper loop testing and analysis platform called 4TEL Demand Test (DT). 4TEL DT is a comprehensive suite of tests that characterize the line from the exchange to the premises terminations. Measurements are made between each leg of the pair, from each leg to ground and from each leg to office battery. Its 4TEL Routine Test product provides the means to pro-actively test each line in the network on a regular basis. This functionality, known as routining, allows the service provider to schedule automated testing for the lines in any or all exchanges. The 4TEL XT Test product extends the capabilities of the basic demand test by giving the user an additional level of troubleshooting tools. The Tier 2 (back office) or field technician can now perform diagnostic testing that identifies service impairments that normally can’t be addressed by a single demand test.

■	The LDU 50 test unit provides qualification, provisioning and service assurance testing of next generation access networks. The LDU 50 supports local loop testing in exchange-based applications as well as in the extended temperature environment of remote cabinet applications (DLC, BBDLC, MSAN and FTTC), including those deployed in support of new IP networks. Its predecessor, the LDU 100, helps network operators to reduce costs of maintaining and provisioning voice and broadband data services over a complex copper plant. The LDU is Teradyne’s latest generation test head providing best-in-class physical and logical testing of triple-play services served from traditional switched networks, broadband DSLAMs, or new IP-based Fiber-To-The-Node (FTTN) networks. The LDU supports full 4TEL and Celerity physical loop test functions, enabling network operators to reduce the cost of provisioning and maintaining voice and broadband Internet and video services.

■	Support for 4TEL products include software that is backed by a world-wide professional services organization offering pre-sales support, installation, project management, helpdesk support, customization, and on-going system management and improvement through software maintenance.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and status monitoring products, and next generation network assurance technologies for the broadband marketplace. Tollgrade’s customers range from the top RBOCs and Cable providers, to numerous independent telecom, cable and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of cable and telecom companies offering current and emerging triple play services. Tollgrade, headquartered near Pittsburgh in Cheswick, Pa., and its products and customer reach span over 300 million embedded access lines, more than any other test and measurement supplier. For more information, visit Tollgrade’s web site at www.tollgrade.com.

Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding the completion of the acquisition described herein, the anticipated effect of the acquisition on the Company’s 2007 revenue and earnings results, and the Company’s ability to introduce next generation network technologies into existing customer infrastructures and to execute its strategies. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward-looking statements:” (a) inability to complete and satisfy all pre-closing conditions and consummate the transactions described above; (b) inability to secure key relationships with key suppliers, customers and employees of the acquired business; (c) the ability to successfully integrate the acquired business and to effectuate the synergies and achieving revenues and targets necessary to make the acquisition accretive during 2007; (d) inability to gain market acceptance of our products in the new international customer base; (e) possible delays in, or the inability to complete, the renewal of a significant maintenance contract with one of the customers of the acquired business, or to complete negotiation and execution of agreements with new customers; (f) our ability to close certain international opportunities, due to numerous risks and uncertainties inherent in international markets; (g) our dependence upon a limited number of third party subcontractors to manufacture certain aspects of the products we sell; (h) the ability to manage the risks associated with and to grow our business; and (i) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.
Other factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2006 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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